UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2004

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 386-1400

(Registrant’s telephone number, including area code)

Venturi Partners, Inc.
Five LakePointe Plaza
2709 Water Ridge Parkway, 2nd Floor
Charlotte, North Carolina 28217

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Credit Agreement
Holdings Guaranty in favor of Merrill Lynch Capital
Term Loan Credit Agreement
Holdings Guaranty in favor of Heritage Bank

Item 1.01. Entry into a Material Definitive Agreement.

     See our discussion under Item 2.03 with respect to our entry into new credit facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On September 30, 2004, in connection with the consummation of our previously reported merger, COMSYS IT Partners, Inc. (the “Company”) and its U.S. subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with Merrill Lynch Capital, as administrative agent, ING Capital LLC, as documentation agent, GMAC Commercial Finance LLC, as syndication agent, and a syndicate of lenders. The Credit Agreement provides for a two-year term loan of $15 million, which was funded on September 30, 2004, and which is scheduled to be repaid in eight equal quarterly principal installments commencing on December 31, 2004, and a five-year revolving credit facility of up to $100 million. The term loan bears interest at LIBOR plus 3.0% or, at the Company’s option, the prime rate plus 2.0% per annum. Revolving credit facility loans bear interest at LIBOR plus a margin that can range from 2.25% to 2.50% or, at the Company’s option, the prime rate plus a margin that can range from 1.25% to 1.50%, each depending on the Company’s total debt to adjusted EBITDA ratio. The Credit Agreement also provides for a quarterly commitment fee of 0.5% per annum of the unused portion of the revolving credit facility and fees for each letter of credit issued under the facility. The Company and certain of its subsidiaries guarantee the loans and obligations under the Credit Agreement. The loans and obligations of the Company and its subsidiaries under the Credit Agreement and guarantees are secured by a perfected first priority security interest in substantially all of the assets of the Company and its U.S. subsidiaries, as well as the shares of capital stock of its direct and indirect U.S. subsidiaries and 65% of the capital stock of its direct and indirect non-U.S. subsidiaries.

     In addition, on September 30, 2004, the Company and its U.S. subsidiaries entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) with Merrill Lynch Capital, as administrative agent, Heritage Bank, SSB, as collateral agent, and a syndicate of lenders. The Term Loan Agreement provides for a term loan of $70 million, which was funded on September 30 2004, and which matures on April 30, 2010. The term loan bears interest at LIBOR plus 7.5% or, at the Company’s option, the prime rate plus 6.5%. The Company and certain of its subsidiaries guarantee the loans and obligations under the Term Loan Agreement. The loans and obligations of the Company and its subsidiaries under the Term Loan Agreement and guarantees are secured by a second priority security interest in substantially all of the assets of the Company and its U.S. subsidiaries, as well as the shares of capital stock of its direct and indirect U.S. subsidiaries and 65% of the capital stock of its direct and indirect non-U.S. subsidiaries.

     The Company’s total funded debt on September 30, 2004 consisted of approximately $135 million, which included approximately (1) $15 million under the term loan at an interest rate of LIBOR plus 3.0%, (2) $50 million under the revolving credit facility at an interest rate of LIBOR plus 2.5%, and (3) $70 million under the Term Loan Agreement at an interest rate of LIBOR plus 7.5%. The excess availability under the revolving credit facility on September 30, 2004 was approximately $47 million.

     Each of the Credit Agreement and Term Loan Agreement contains customary covenants for facilities of such type, including among other things, covenants that restrict the Company’s ability to make capital expenditures, incur indebtedness, incur liens, dispose of property, repay debt, pay dividends, repurchase shares and make certain acquisitions. The financial covenants include (1) minimum EBITDA, (2) minimum fixed charge coverage ratio and (3) maximum total leverage ratio. Each of the Credit Agreement and the Term Loan Agreement provides for mandatory prepayments under certain circumstances as more fully discussed in the respective credit facility documents attached as exhibits to this report.

     Each of the Credit Agreement and the Term Loan Agreement contains various events of default, including failure to pay principal and interest when due, breach of covenants, materially incorrect representations, default under other agreements, bankruptcy or insolvency, the occurrence of specified ERISA events, entry of enforceable judgments against the Company in excess of $2 million not stayed, and the occurrence of a change of control. If an event of default occurs, all commitments under the revolving credit facility may be terminated and all of the Company’s obligations under the Credit Agreement and the Term Loan Agreement could be accelerated by the lenders, causing all loans outstanding (including accrued interest and fees payable thereunder) to be declared immediately due and payable. In the case of bankruptcy or insolvency, acceleration of the Company’s obligations under the credit facilities is automatic.

     The foregoing descriptions of the credit facilities are qualified in their entirety by the full text of the documents attached hereto as exhibits and incorporated by reference in this report.

Item 3.02. Unregistered Sales of Equity Securities.

     On September 30, 2004, in connection with the consummation of our previously reported merger, we issued a total of approximately 9.372 million shares of common stock to the COMSYS stockholders in the merger represents 55.4% of our outstanding common stock on a fully diluted basis. In addition, Wachovia Investors, Inc., the holder of COMSYS’ subordinated debt, converted approximately $22.4 million of such debt into approximately 22,400 shares of our new Series A-1 preferred stock. In connection with these issuances, we relied upon the exemption from registration available under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. The transaction did not involve any public offering and were otherwise in compliance with the requirements of Rule 506. The terms of these transactions are described in more detail in our definitive proxy statement on Schedule 14A filed with the SEC on September 7, 2004 and are incorporated by reference in this report.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements or Business Acquired. Not applicable.

     (b) Pro Forma Financial Information. Not applicable.

     (c) Exhibits.

Number	Exhibit
10.1*	Credit Agreement dated as of September 30, 2004 among COMSYS Services LLC, Venturi Technology Partners, LLC, COMSYS Information Technology Services, Inc., COMSYS IT Partners, Inc., PFI Corp., COMSYS Holding, Inc., Merrill Lynch, as Administrative Agent, ING Capital LLC, as Documentation Agent, GMAC Commercial Finance LLC, as Syndication Agent, and the lenders from time to time party thereto.

10.2*	Holdings Guaranty dated as of September 30, 2004 by COMSYS Holding, Inc., COMSYS IT Partners, Inc. and PFI Corp. in favor of Merrill Lynch Capital in its capacity as Administrative Agent.

10.3*	Term Loan Credit Agreement dated as of September 30, 2004 among COMSYS Services LLC, Venturi Technology Partners, LLC, COMSYS Information Technology Services, Inc., COMSYS IT Partners, Inc., PFI Corp., COMSYS Holding, Inc., Merrill Lynch Capital, as Administrative Agent, Heritage Bank, SSB, as Collateral Agent, and the lenders from time to time party thereto.

10.4*	Holdings Guaranty dated as of September 30, 2004 by COMSYS Holding, Inc., COMSYS IT Partners, Inc. and PFI Corp. in favor of Heritage Bank, SSB in its capacity as Collateral Agent and Merrill Lynch Capital in its capacity as Administrative Agent.

*Filed herewith.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: October 6, 2004	By:	/s/ Joseph C. Tusa, Jr.

	Name:	Joseph C. Tusa, Jr.
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1*	Credit Agreement dated as of September 30, 2004 among COMSYS Services LLC, Venturi Technology Partners, LLC, COMSYS Information Technology Services, Inc., COMSYS IT Partners, Inc., PFI Corp., COMSYS Holding, Inc., Merrill Lynch, as Administrative Agent, ING Capital LLC, as Documentation Agent, GMAC Commercial Finance LLC, as Syndication Agent, and the lenders from time to time party thereto.

10.2*	Holdings Guaranty dated as of September 30, 2004 by COMSYS Holding, Inc., COMSYS IT Partners, Inc. and PFI Corp. in favor of Merrill Lynch Capital in its capacity as Administrative Agent.

10.3*	Term Loan Credit Agreement dated as of September 30, 2004 among COMSYS Services LLC, Venturi Technology Partners, LLC, COMSYS Information Technology Services, Inc., COMSYS IT Partners, Inc., PFI Corp., COMSYS Holding, Inc., Merrill Lynch Capital, as Administrative Agent, Heritage Bank, SSB, as Collateral Agent, and the lenders from time to time party thereto.

10.4*	Holdings Guaranty dated as of September 30, 2004 by COMSYS Holding, Inc., COMSYS IT Partners, Inc. and PFI Corp. in favor of Heritage Bank, SSB in its capacity as Collateral Agent and Merrill Lynch Capital in its capacity as Administrative Agent.

*Filed herewith.